                                                                    EXHIBIT 10.9



                            PRODUCT STORAGE AGREEMENT

                            ARCADIA STORAGE FACILITY


         THIS PRODUCT STORAGE AGREEMENT is entered into as of the ___ day of ___________, 2002 ("Effective Date") by and between MARTIN UNDERGROUND STORAGE, INC. ("LESSOR"), and MARTIN MIDSTREAM PARTNERS L.P., ("CUSTOMER"). The parties agree to the following:

                                   WITNESSETH

         1. PRODUCT STORAGE. For and in consideration of the rates and fees to be paid by CUSTOMER to LESSOR as provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSOR hereby agrees to lease storage space at its underground storage facility situated in Arcadia, Louisiana, for the storage of up to, but not to exceed, the maximum quantity of propane specification product ("Product") set forth in Exhibit "A" which is attached hereto and made a part hereof (the "Lease Volume"). LESSOR represents and warrants that it has full right, power and authority to extend and deliver the storage services described in this Agreement. Each of the parties hereto represents and warrants that it has full power and authority to make, enter and perform its obligations under this Agreement.

         2. Definitions. For the purpose of this Agreement, the following terms and expressions shall have the following meanings:

                  "AFFILIATE" means, of any Person, a Person Controlling, Controlled by or under common Control with, directly or indirectly, through one or more intermediaries, such Person. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common Control.

                  "AGREEMENT" shall mean this Product Storage Agreement.

                  "BARREL" shall mean forty-two (42) U. 5. Gallons.

                  "BASE RATE" shall have the meaning specified in Section 12 hereinafter.

                  "BUSINESS DAY" shall mean a Day on which Federal Reserve member banks in Houston, Texas are open for business.

                  "CONTROL" of a non-natural Person means the power, directly or indirectly, to (i) elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of such Person (or if such Person is a noncorporate Person, Persons having similar powers), or (ii) direct or cause the direction of the management and policies of such Person, in



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         either case through beneficial ownership of the capital stock (or similar ownership interests) of such Person or otherwise.

                  "DAY OR DAILY" shall mean a twenty-four (24) hour period commencing 12:01 a.m. local clock time, and extending until 12:00 midnight local clock time.

                  "EFFECTIVE DATE" shall mean the date on which CUSTOMER may begin to store Products under this Agreement as set forth in Exhibit "A".

                  "FACILITIES" shall mean the underground storage facilities owned by LESSOR, at Arcadia, Louisiana, including, but not limited to, all storage caverns, related surface and subsurface equipment, and loading and unloading terminals.

                  "FORCE MAJEURE" shall have the meaning specified in Section 18 hereinafter.

                  "GALLON" shall mean one U.S. Gallon, which is the unit of volume used for the purpose of measurement of liquid. One (1) U.S. liquid Gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (600F) and at the Vapor pressure of the liquid being measured.

                  "LEASE VOLUME" shall have the meaning specified in Section 1 above.

                  "MONTH" or "MONTHLY" shall mean a period commencing at 12:01 a.m. local clock time on the first Day of a calendar Month and extending until 12:00 midnight local clock time on the last Day of the calendar Month.

                  "0FFSPEC PRODUCT" shall have the meaning specified in Section 4 hereinafter.

                  "PERSON" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company (whether domestic or foreign), joint venture, association, joint-stock company, trust, estate, custodian, trustee, executor, administrator, nominee, entity in a representative capacity, unincorporated, organization, or governmental agency or authority.

                  "RECEIVING PIPELINE" shall have the meaning specified in
         Section 5 hereinafter.

                  "STORAGE RATE" shall have the meaning specified in Section 11(a).

                  "YEAR" or "YEARLY" shall mean a period of 365 consecutive Days', provided, however that any Year which contains the date of February 29 shall consist of 366 consecutive Days.

         3. TERM. The term of this agreement shall commence on the Effective Date and shall terminate as specified in Exhibit "A". Unless a new storage agreement is entered into or this agreement is renewed, at the expiration or termination of this Agreement, CUSTOMER shall remove all Products stored hereunder



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

on or before the last Day of the term of this Agreement subject to the payment of all accrued storage fees and other charges hereunder and LESSOR's lien as set forth herein. In the event CUSTOMER fails to remove its Products at the expiration of the term of this Agreement, LESSOR shall have the right to sell all or any portion of such Products on terms and at such prices as LESSOR, in its sole discretion, deems appropriate under the then existing circumstances. If LESSOR sells all or a portion of CUSTOMER's Products under the terms of this
Section 3, within sixty (60) Days of its receipt of the proceeds derived from the sale of such Products, LESSOR shall remit same to CUSTOMER less (i) all of LESSOR'S costs and expenses associated with any such sales, (ii) a sales commission equal to five percent (5%) of the gross proceeds of such sales, and
(iii) any fees then due and owing by CUSTOMER to LESSOR.

         4. PRODUCT SPECIFICATIONS.

                   (a) All deliveries of Products by CUSTOMER hereunder shall meet LESSOR specifications for the type of Products stored, as such specifications may change from time to time, the most current of which are set forth in Exhibit "B" attached hereto and made a part hereof. LESSOR or its designee reserves the right to perform an analysis of CUSTOMER's Products prior to accepting same for storage, but assumes no responsibility for doing so, and may refuse to accept delivery of such Products if it is contaminated or otherwise fails to conform with the applicable specifications ("0ffspec Product"). If LESSOR accepts into storage Offspec Product delivered by or on behalf of CUSTOMER, CUSTOMER shall reimburse LESSOR for the reasonable costs and expenses incurred in handling such Offspec Product. CUSTOMER shall be bound by the testing results obtained from analysis of CUSTOMER's Products, if any, performed by or on behalf of LESSOR.

                   (b) CUSTOMER AGREES TO AND DOES INDEMNIFY FULLY AND HOLD HARMLESS LESSOR AND ITS PARENTS, SUBSIDIARIES AND AFFILIATES AND ITS AND THEIR AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, DEMANDS, CLAIMS, PENALTIES, FINES, ACTIONS, SUITS, LEGAL, ADMINISTRATIVE OR ARBITRATION OR ALTERNATIVE DISPUTE RESOLUTION PROCEEDINGS, JUDGMENTS, ORDERS, DIRECTIVES, INJUNCTIONS, DECREES OR AWARDS OF ANY JURISDICTION, COSTS AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES AND RELATED COSTS) ARISING OUT OF OR IN ANY MANNER RELATED TO CUSTOMER DELIVERING OR CAUSING TO BE DELIVERED INTO LESSOR'S FACILITIES ANY OFFSPEC PRODUCTS.

         5. PRODUCT DELIVERY AND REDELIVERIES.

         (a) LESSOR will not accept delivery of Propane that has been odorized. CUSTOMER represents that it shall not tender for delivery and storage Propane that has been odorized.

         (b) Products redelivered to CUSTOMER out of LESSOR'S Facilities will only be made on the request of CUSTOMER's designated representative or duly authorized agent. LESSOR will not recognize sales, assignments or transfers of title to Products while in storage unless made in a manner approved by LESSOR in advance and then only to another person or entity that has entered into a valid storage agreement with LESSOR. Products redelivered by LESSOR hereunder shall be redelivered into any common carrier pipeline currently connected to LESSOR'S Facilities or into tank trucks. LESSOR'S redelivery of Products to CUSTOMER shall be subject to operating conditions, rates of delivery, delivery pressures, scheduling, etc. of the pipeline in which CUSTOMER requests Products be delivered into (the "Receiving Pipeline"). Custody of the Products delivered or redelivered hereunder shall be deemed to be transferred at the pipeline connection of the Receiving Pipeline, or the loading flange if loaded into tank trucks, as applicable. CUSTOMER shall use its best efforts to give LESSOR reasonable notice of deliveries or withdrawals of Products. LESSOR shall not be required to receive or redeliver Products unless it has been given at least fifteen (15) Days advance written notice of such Products delivery or redelivery, but always subject to the physical capabilities of LESSOR'S Facilities and other customers scheduled redeliveries. Measurement of Products delivered or redelivered hereunder shall take place as near to the points of delivery or redelivery as practicable to LESSOR and shall be made by LESSOR or its designee in accordance with LESSOR'S or its designee's standard measurement procedures and shall conform to good measurement practices in the industry. All measurements made by LESSOR or its designee shall be binding on the parties hereto unless proven to be in error. CUSTOMER shall have the right to witness all such measurements. If deliveries of Products for storage are made by CUSTOMER through the use of tank cars or trucks, LESSOR shall have the right to prorate tank car or truck shipments in proportion to the Lease Volume for which each CUSTOMER has contracted, if deemed necessary by LESSOR in its sole discretion. Tank trucks will be handled on a first in first out basis. All tank trucks shall be suitable for loading and unloading at LESSOR'S Facilities and shall be certified as such by CUSTOMER as provided in Section 6 hereinafter.

         Any quantity of Propane taken by CUSTOMER in excess of CUSTOMER's Propane storage balance will be considered as an unauthorized withdrawal of Propane. CUSTOMER shall have five (5) days from unauthorized withdrawal to restock the excess amount withdrawn. When LESSOR determines a CUSTOMER has withdrawn unauthorized volumes, CUSTOMER will be prevented from further withdrawals. Withdrawal privileges will be reinstated only after the CUSTOMER re-stocks the excess withdrawal or paid for the excess withdrawal and CUSTOMER has physical volumes in place to withdraw.

         6. PRORATION. LESSOR shall exercise its best efforts to withdraw and deliver on any one-day the total of each CUSTOMER's requests for such day. If, however, all of the withdrawal requests exceed the total volume which can withdraw from storage and deliver, the Propane deliverable on each day shall be prorated. Proration of withdrawals down the pipeline and proration of withdrawals by transport truck will be handled as two separate allocations.

                   (a) Proration will be determined based on daily activity. Should proration become necessary, the customer will be notified twenty-four (24) hours in advance by phone and/or FAX.

                   (b) Proration will be based on the CUSTOMER's throughput during the previous twelve (12) months as a percentage of the total throughput. This percentage will then be applied to the total daily output capacity of the transport truck withdrawal facilities or the pipeline withdrawal facilities.



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

         7. TRANSPORTATION EQUIPMENT. CUSTOMER agrees that all trucks used by CUSTOMER and third party carriers on CUSTOMER's behalf to make deliveries or withdrawals at the Facilities shall meet or exceed all federal, state and municipal safety, operating and insurance requirements and further agrees to certify same and to provide copies of all government approvals to LESSOR or its designee before the trucks will be accepted at LESSOR'S Facilities. CUSTOMER and all third party carriers acting on behalf of CUSTOMER shall have executed a Terminal Access Agreement before they will be allowed to enter the Facilities.

         8. STENCHING. LESSOR will odorize or cause to be odorized all shipments of propane out of storage by tank truck in accordance with standard industry practice (currently 1.5 pounds ethyl mercaptan per 10,000 Gallons), or as required by governmental agencies having proper jurisdiction, and will odorize shipments of other Products if requested in writing by CUSTOMER to do so. CUSTOMER agrees to pay LESSOR for providing this odorization service the fees set forth in Exhibit "A". CUSTOMER ACCEPTS ALL RESPONSIBILITY FOR IMPROPER AMOUNTS OF MALODORANT SUBSEQUENT TO SHIPMENT, THE DISSIPATION OF MALODORANT OR THE INTRODUCTION OF THE PROPER MALODORANT AND, WHERE LESSOR OR ITS DESIGNEE PROVIDES DOCUMENTATION OF THE ODORIZATION REQUIRED BY THIS AGREEMENT, CUSTOMER AGREES TO DEFEND, INDEMNIFY AND HOLD LESSOR AND ITS PARENTS, SUBSIDIARIES AND AFFILIATES AND ITS AND THEIR AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS HARMLESS FROM ANY AND ALL LIABILITIES, LOSSES, DAMAGES, DEMANDS, CLAIMS, PENALTIES, FINES, ACTIONS, SUITS, LEGAL, ADMINISTRATIVE OR ARBITRATION OR ALTERNATIVE DISPUTE RESOLUTION PROCEEDINGS, JUDGMENTS, ORDERS, DIRECTIVES, INJUNCTIONS, DECREES OR AWARDS OF ANY JURISDICTION, COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES AND ANY COST OR EXPENSE OF INCIDENT INVESTIGATION) OR ANY LIABILITY ARISING FROM ANY CLAIMS OF WHATEVER KIND DUE TO INJURIES OR DAMAGES WHICH OCCUR AFTER DELIVERY TO CUSTOMER AND ARISE IN CONNECTION WITH CUSTOMER'S OR ITS CUSTOMER'S TRANSPORTATION, STORAGE, USE, HANDLING, OR RESALE OF PRODUCTS COVERED HEREUNDER. THIS INDEMNIFICATION OBLIGATION INCLUDES AMONG ANY OTHER CLAIMS, THOSE COMPRISING LACK OF OR INADEQUATE WARNING MATERIALS, IMPROPER AMOUNTS, USE OR TYPE OF ODORANT, "ODORANT FADING," LACK OF WARNING ON SUPPLEMENTAL WARNING SYSTEMS (SUCH AS GAS DETECTORS) AND IMPROPER TRAINING OR MONITORING OF CUSTOMER'S WARNING AND/OR TRAINING PROGRAMS. CUSTOMER'S INDEMNITY OBLIGATION SHALL BE APPLICABLE EVEN IF SUCH DAMAGES ARE DETERMINED TO HAVE BEEN PARTLY CAUSED BY THE FAULT OF LESSOR OR IF LIABILITY WITHOUT FAULT IS IMPOSED ON LESSOR, THE ONLY EXCEPTION TO SUCH OBLIGATION BEING WHERE THE FAULT OF LESSOR IS DETERMINED TO BE THE SOLE CAUSE OF SUCH DAMAGES.

         9. LOSS ALLOWANCE. Due to normal operating losses which occur in receiving Products for storage, storing such Products and redelivering Products out of storage, CUSTOMER'S withdrawals from storage shall be limited to the percent of the Products delivered to LESSOR hereunder specified in Exhibit "A".



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

         10. TRANSPORTATION COSTS TO AND FROM STORAGE. All transportation charges and other expenses incurred in connection with (i) CUSTOMER's delivery of Products to LESSOR'S Facility for storage and (ii) CUSTOMER's receipt of Products from storage shall be paid by CUSTOMER directly to such transporter.

         11. STORAGE AND HANDLING CHARGES.

                   (a) CUSTOMER shall pay LESSOR the Storage Rate as set forth in Exhibit "A", without regard as to whether any Products have actually been or will be delivered by CUSTOMER to LESSOR for storage hereunder. CUSTOMER shall also pay LESSOR Monthly the other rates, fees and charges set forth in Exhibit "A", including, but not limited to, Throughput Charges and Redelivery Fees, if any.

                   (b) If at the end of any Month (i) the volume of a particular Product stored by CUSTOMER exceeds the storage volume of such Product allocated for that Month as designated by CUSTOMER as provided herein (the initial allocation of which is set forth in Exhibit "A", and/or
         (ii) the total volume of all Products stored by CUSTOMER exceeds the Lease Volume, CUSTOMER shall pay to LESSOR the Excess Storage Fee as set forth in Exhibit "A".

                   (c) If at the expiration or termination of this Agreement CUSTOMER continues to have Products in storage (which the parties expressly do not contemplate and LESSOR in no way condones) which was delivered into storage under the terms of this agreement, then CUSTOMER shall pay to LESSOR an Excess Storage Fee as set forth in Exhibit "A" each Month thereafter based on the highest balance of all Products held in storage at any time during such Month. LESSOR'S acceptance of funds pursuant to this Section shall (i) in no way be construed as a renewal of this Agreement, provided, however, CUSTOMER shall continue to be bound by all terms and conditions of this Agreement as long as any of CUSTOMER'S Products remains in storage or (ii) in no way effect LESSOR'S rights to sell CUSTOMER'S Products as provided for in Section 3 above and any other rights that CUSTOMER may have.

                   (d) Nothing in this Section 11 shall be construed to create an obligation on LESSOR to accept more Products into storage in excess of the Lease Volume. At any time there is an unauthorized excess balance, LESSOR may by telephone notice to CUSTOMER require CUSTOMER to remove such excess balance within three Business Days and if any excess balance remains at the end of such period, then CUSTOMER shall reimburse LESSOR for any costs or liabilities incurred by LESSOR as a result thereof.

         12. INVOICING AND PAYMENTS. Each Month during the term of this Agreement, LESSOR shall invoice CUSTOMER for all amounts owed by CUSTOMER to LESSOR hereunder and CUSTOMER shall pay to LESSOR the amounts due no later than ten (10) Days after CUSTOMER'S receipt of invoice therefore. If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day. Any amounts which remain due and owing after the due date shall bear interest thereon at a per annum rate of



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interest equal to the lower of the "Prime Rate" of interest as quoted from time to time by the Wall Street Journal or its successor, plus two percent, or the maximum lawful rate of interest (the "Base Rate"). If a good faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If CUSTOMER elects to withhold any payment otherwise due as a consequence of a good faith dispute, CUSTOMER shall provide LESSOR with written notice of its reasons for withholding payment. The parties hereto agree to use all reasonable efforts to resolve any such disputes in a timely manner. If it is subsequently determine, whether by mutual agreement of the parties or otherwise, that CUSTOMER is required to pay all or any portion of the disputed amounts to LESSOR, in addition to paying over such amounts, CUSTOMER also shall pay interest accrued on such amounts at the Base Rate from the original due date until paid in full.

         13. LIEN FOR UNPAID CHARGES. CUSTOMER hereby grants unto LESSOR a lien against any Products of CUSTOMER remaining in storage at any time for any unpaid amounts, excluding any unpaid amounts disputed in good faith, which may be owing by CUSTOMER to LESSOR hereunder. LESSOR specifically reserves the right to refuse to redeliver Products stored by CUSTOMER at any time that there remains any amounts due and owing by CUSTOMER to LESSOR according to the terms hereof except to the extent such amounts are being disputed in good faith by CUSTOMER. Without prejudice to any other remedies that LESSOR may have at law, in equity and/or pursuant to the terms and provisions hereof, LESSOR may enforce the lien granted herein by public or private sale of any or all of CUSTOMER's Products remaining in storage and at any time or place and on any terms which LESSOR, in its sole discretion, deems commercially reasonable after giving CUSTOMER not less than five (5) Days notice of such sale.

         14. TITLE TO STORED PRODUCT. It is understood and agreed that (i) title to the Products stored hereunder shall remain in CUSTOMER, subject to being commingled with like Products belonging to LESSOR and/or other parties, which CUSTOMER hereby grants unto LESSOR the right to do so, and ii) Products redelivered to CUSTOMER by LESSOR may not be identical Products delivered by CUSTOMER into LESSOR'S Facilities, but shall be considered as fungible goods meeting the same quality specifications. With respect to Products in storage pursuant to this agreement, it is specifically agreed as follows:

                   (a) In the event there should be any loss of Products (other than normal operating losses) from LESSOR Facilities and such loss is not attributable to the failure of LESSOR or its designee to exercise that degree of care as would be exercised by a reasonably careful Person under like circumstances, then CUSTOMER shall be prorated by LESSOR on the basis of the ratio of CUSTOMER's stored Products to the total volumes of like stored Products in such Facilities, including those volumes owned by CUSTOMER and LESSOR.

                   (b) In the event there should be a loss from storage and it is ultimately determined that such loss was solely attributable to LESSOR'S or its designee's failure to exercise that degree of care as would be exercised by a reasonably careful Person under like circumstances, then, subject to the provisions of Section 16 hereinafter, it is agreed that LESSOR shall have the option, in its sole discretion, to replace CUSTOMER's lost volumes with like Products or to pay CUSTOMER the fair market value of such lost Products at the time of the loss.



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

         15. TAXES. CUSTOMER shall be responsible for the payment of any and all ad valorem or other taxes or assessments levied or assessed on and attributable to CUSTOMER's Products in storage pursuant to this agreement, provided however, that LESSOR shall have the right, but not the obligation, to pay such taxes on behalf of CUSTOMER (but at a like rate no greater than that paid by LESSOR on its own like Products in storage) and CUSTOMER agrees to reimburse LESSOR for any such taxes paid by LESSOR within ten (10) Days from the date of LESSOR'S invoice therefore.

         16. LIMITATION OF LIABILITY.

                  (a) LESSOR shall not be liable to CUSTOMER for any loss of or injury to the Products stored by CUSTOMER, however caused, unless such loss or injury directly results from the failure of LESSOR or its designee to exercise that degree of care as would be exercised by a reasonably careful man under like circumstances. If any such loss or injury could not have been avoided through the exercise of such care as a reasonably careful man would exercise under like circumstances, LESSOR shall not be liable for such loss or injury.

                  (b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, LESSOR SHALL NOT BE RESPONSIBLE FOR ANY PRODUCT LOSSES OR DAMAGES TO THE PRODUCT OR FOR ANY CLAIMS UNDER ANY INDEMNITY OBLIGATIONS THAT LESSOR MAY HAVE AS SET FORTH IN THIS AGREEMENT IN EXCESS OF THE STORAGE FEES AND RATES PAID BY CUSTOMER TO LESSOR AS PROVIDED HEREIN, IT BEING UNDERSTOOD AND AGREED THAT SUCH FEES ARE BASED ON A PER UNIT CHARGE AND, ACCORDINGLY, FOR THE PURPOSE OF THIS AGREEMENT, SATISFY ALL REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE AND OTHER SIMILAR LAWS FOR LIMITATION OF LIABILITY. THE FOREGOING SHALL APPLY WHETHER OR NOT SUCH CLAIMS ARE FOUNDED IN WHOLE OR IN PART UPON THE NEGLIGENCE OF LESSOR OR IF LIABILITY WITHOUT FAULT IS IMPOSED ON LESSOR. LESSOR SHALL NOT BE RESPONSIBLE FOR OBTAINING INSURANCE TO COVER THE PRODUCTS STORED HEREUNDER.

                  (c) CUSTOMER AGREES TO DEFEND, INDEMNIFY AND HOLD LESSOR AND ITS AFFILIATES AND ITS AND THEIR RESPECTIVE AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WHICH ARISE IN CONNECTION WITH CUSTOMER'S TRANSPORTATION, STORAGE, USE, OR HANDLING OF PRODUCTS AFTER DELIVERY OF CUSTODY, POSSESSION AND CONTROL OF SUCH PRODUCT TO CUSTOMER. CUSTOMER'S INDEMNITY OBLIGATION HEREUNDER SHALL BE APPLICABLE EVEN IF SUCH CLAIMS ARE DETERMINED TO HAVE BEEN PARTLY CAUSED BY THE NEGLIGENCE OF LESSOR OR IF LIABILITY WITHOUT FAULT IS IMPOSED ON LESSOR, THE ONLY EXCEPTION TO SUCH OBLIGATION BEING WHERE THE NEGLIGENCE OF LESSOR IS DETERMINED TO BE THE SOLE CAUSE OF SUCH CLAIMS.

                  (d) FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, EXCLUDING LOST PROFITS, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE.

         17. NOTICE OF CLAIM AND FILING OF SUIT. Claims by CUSTOMER and all other persons claiming, by, through or under CUSTOMER, must be presented in writing to LESSOR within a reasonable time, and in no event later than sixty
(60) Days after (i) CUSTOMER's Product is redelivered or removed from LESSOR'S Facilities or (ii) CUSTOMER is notified by LESSOR that loss of or injury to Products has occurred, whichever is shorter. No action may be maintained by CUSTOMER and any other persons claiming by, through or under CUSTOMER, against LESSOR for loss of or injury to Products stored in LESSOR'S Facilities unless a written claim therefore is received by LESSOR within the time periods set forth herein and such action is commenced within twenty-four (24) Months after (a) CUSTOMER's Products is redelivered or removed from LESSOR'S Facilities or (b) CUSTOMER is notified by LESSOR that loss of or injury to Products has occurred whichever is shorter. In the situation where LESSOR notifies CUSTOMER of a loss or, injury to Products, the time limits for making written claims and the maintaining of actions after notice, as set forth herein, begin on the date such notice is sent by LESSOR.

         18. FORCE MAJEURE. In the event either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, it is agreed that upon such party's giving notice and reasonably full particulars of such Force Majeure in writing to the other party after the occurrence of the cause relied on, then the obligations (except for the obligation to pay money due hereunder) of the party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. The term "Force Majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, or storms, tornado, hurricane, or storm warnings which in any party's reasonable judgment require the precautionary shutdown of a facility, floods, washouts, arrests or restraints of the government, either federal or state, civil or military, civil disturbances, explosions, sabotage, breakage, or accident to equipment, machinery or lines of pipe, freezing of machinery, equipment or lines of pipe, electric power shortages, inability of any party to obtain necessary permits and/or permissions due to existing or future rules, orders, laws or governmental authorities (both federal, state and local), or any other causes, whether of the kind herein enumerated or otherwise, which were not reasonably foreseeable, and which are not within the control of the party claiming suspension and which such party is unable to overcome by the exercise of due diligence. The term "Force Majeure" shall also include those instances in which either party hereto is delayed in acquiring, at reasonable cost and after the exercise of reasonable diligence, (i) materials and supplies required for the purpose of constructing and maintaining facilities, when such party is obligated to do so for the performance of its obligations under this Agreement, or (ii) permits or permission from any governmental agency required for the purpose of (a) constructing and maintaining such facilities or (b) acquiring materials or supplies required for such purpose. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing Parties when such course is inadvisable in the discretion of the party having difficulty.

         19. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, CUSTOMER shall not assign or sublet this Agreement in whole or in part without the express written consent of LESSOR; provided, however, LESSOR shall have the right to assign this Agreement to any of its Affiliates, and to any future owner or owners of the Facilities without the necessity of obtaining from CUSTOMER any consent thereto. Further provided, however, CUSTOMER shall have the right to assign this Agreement to any of its Affiliates, but any such assignment shall in no way relieve or release CUSTOMER from any obligations hereunder whether accrued before or after any such assignment.

         20. NO COMMISSIONS, FEES OR REBATES. No director, employee or agent of either party shall give or receive any commission, fee, rebate gift or entertainment of significant cost or value in connection with this Agreement. Any representative or representative(s) authorized by either party may audit the applicable records of the other party for the purpose of determining whether there has been compliance with this Section.

         21. SEVERABILITY. This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, rules, or regulations in any forum having jurisdiction in the premises. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

         22. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

         23. AUTHORIZATION. CUSTOMER hereby authorizes LESSOR to release its identity as a leased storage customer, who is interested in participating in in-well activity.

         24. ENTIRE AGREEMENT WAIVER. This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both parties that expressly amends this Agreement. No waiver by either party hereto of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the party to be charged with such wavier.

         25. SETOFFS AND COUNTERCLAIMS. Except as otherwise provided herein, each party hereto reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which it is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

         26. NO PARTNERSHIP, ASSOCIATION, ETC. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either party.

         27. EXHIBITS. All Exhibits attached hereto are incorporated herein by reference as fully as though contained in the body hereof. If any provision of any Exhibit conflicts with the terms and provisions hereof, the provisions of this Agreement shall prevail.

         28. PRINCIPLES OR CONSTRUCTION AND INTERPRETATION. In construing this Agreement, the following principles shall be followed:

                  (a) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

                  (b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

                  (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

                  (d) the plural shall be deemed to include the singular and vice versa, as applicable.

         29. NOTICE. Any notice or other communication provided for in this Agreement or any notice which either party may desire to give to the other shall be in writing and shall be deemed to have been properly given if and when sent by facsimile transmission, delivered by hand, or if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail or certified mail, with all postage fully prepaid, or if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case addressed to the parties at the following addresses:

                   If to LESSOR:

                           MARTIN UNDERGROUND STORAGE, INC.
                           P.O. BOX 191
                           Kilgore, Texas  75663-0191
                           Attn: Matt Yost
                           Phone: (903) 983-6200
                           Fax: (903) 983-6237

                   If to CUSTOMER:

                           MARTIN MIDSTREAM PARTNERS L.P.
                           P.O. BOX 191
                           Kilgore, TX 75663-0191
                           Attn: Tom E. Redd
                           Phone: (903)983-6248
                           Fax: (903)983-6237

or at such other address as either party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been received by the close of the Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving party. Notice by U. S. Mail, whether by U. S. Express Mail, registered mail or certified mail, or by overnight courier shall be deemed to have been received by the close of the second Business Day after the Day upon which it was sent, or such earlier time as is confirmed orally or in writing by the receiving party. Any party may change its address or facsimile number by giving notice of such change in accordance herewith.


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                   Agreed to and Accepted
                                   this ___ Day of _________________ of 2002.




                                   MARTIN UNDERGROUND STORAGE, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:




                                   MARTIN MIDSTREAM PARTNERS L.P.

                                   By:  Martin Midstream GP LLC
                                   Its:   General Partner



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   EXHIBIT "A"
                                       TO
                            PRODUCT STORAGE AGREEMENT

          THIS PRODUCT STORAGE AGREEMENT, along with the General Terms and Conditions set forth in the agreement to which this Exhibit is attached, shall constitute our mutual agreement to lease space in facilities owned or controlled by LESSOR.

1.     CUSTOMER:           Martin Midstream Partners L.P.

2.     TERM:               Three years from the date of this agreement,
                           automatically renewable from year to year, unless either party gives written notice at least thirty
                           (30) days prior to the expiration of the applicable term.

3.     PRODUCTS:           Propane and Butane

4.     STORAGE FACILITY:   Martin Underground, Arcadia, LA

5.     LEASE VOLUMES:      300,000 barrels

6.     STORAGE RATE:       See Below

7.     THROUGHPUT FEE:     $.025 per gallon until the first anniversary of this
                           agreement, and then adjusted as set forth in Section
                           14 of this Exhibit A below. Applies only to movements out of storage via truck or pipeline.

8.     QUANTITY EXEMPT
       FROM THROUGHPUT
       FEE:                None

9.     EXCESS STORAGE FEE: N/A

10.    RETURN PERCENTAGE:  Based on volume received
       PIPELINE:           100%
       TRUCKS:             100%

11.    RECEIPT FEES:       None at Storage Facility.  CUSTOMER shall pay any
       PIPELINE:           and all Pipeline tariff fees for own account.
       TRUCKS:             None

12.    DELIVERY FEES
       PIPELINE:           $.025 per gallon per Throughput Fee referenced above.
       TRUCKS:             $.025 per gallon per Throughput Fee referenced above.

13.    SCHEDULING:         CUSTOMER shall be required to schedule all movements
                           through LESSOR or its designee's Product Movement
                           Group. Delivery orders for CUSTOMER's account will only be set up to cover Volumes that are physically in the storage account.

14.   FEE ADJUSTMENTS      After the first anniversary of this Agreement, the
                           Throughput Fee shall be adjusted annually (both upward and downward as hereinafter provided) by a factor equal to the increase or decrease, as the case may be, in the Consumer Price Index. The adjustment shall be calculated annually in [October] of each year, commencing in October 2003 based on Consumer
                           Price Index statistics for the two preceding
                           Septembers. The adjustment shall be calculated as follows: The Throughput Fee in effect shall be multiplied by a factor equal to the amount of the increase or decrease, as the case may be, in the Consumer Price Index for the immediately preceding month of September, over the Consumer Price Index for September of the preceding year. For purposes hereof, the term "Consumer Price Index" shall mean the "Consumer Price Index for Urban Wage Earners and
                           Clerical Workers (1967=100)" specified for "All
                           Items. United States" compiled by the Bureau of Labor
                           Statistics of the United States Department of Labor
                           (the "Index"). In event the Index shall be converted to a different standard reference base or otherwise revised, the determination of the percentage change shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then as shall be reasonably determined by the parties.

                                   EXHIBIT "B"
                            PRODUCT STORAGE AGREEMENT
                                  SPECIFICATION
                              HD-5 PROPANE PRODUCT


Component or
Characteristic                                Allowable                                   Test Method
--------------                                ---------                                   -----------

Propane                               90% Liquid Volume, Minimum                          ASTM D-2163

Propylene                             5% Liquid Volume, Maximum                           ASTM D-2163

Butanes & Heavier                     2.5% Liquid Volume, Maximum                         ASTM D-2163

Total Sulfur                          123 PPM, by weight, Maximum                         ASTM D-2784

Hydrogen Sulfide                      2 PPM, by volume, Maximum                           ASTM D-2377

Moisture                              Pass                                                ASTM D-2713

Residual Matter:                      .05 Maximum on 100 ML Evaporation                   ASTM D-2158
                                      Pass Oil Stain Observation

Vapor Pressure Reid                   208 PSIG, Maximum                                   ASTM D-1267
Method @ 100(Degree)F

Volatile Reside                       -37(Degree) Maximum                                 ASTM D1837
Temperature @
95% Evaporation

Corrosion @ 100(Degree)F              No. 1 Copper Strip, Maximum                         ASTM D-1838


                                      NOTE:

     o   ASTM test methods are latest revision

     o LESSOR reserves the right to change specifications in order to meet specifications in primary downstream markets

     o   If conflicting test method result exists, LESSOR result will prevail